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                                                                   Exhibit 10(a)



                 [Letterhead of Sutherland Asbill & Brennan LLP]



                                 April 25, 2006



Board of Directors
Farmers New World Life Insurance Company
3003 - 77th Avenue, S.E.
Mercer Island, WA  98040

Ladies and Gentlemen:

        We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information for the Farmers Variable Annuity filed as part of Post-Effective Amendment No. 8 to the registration statement on Form N-4 for the Farmers Annuity Separate Account A (File Nos. 333-85183; 811-09547). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                            Very truly yours,

                                            Sutherland Asbill & Brennan LLP



                                            By:  /s/ Mary Jane Wilson-Bilik
                                                --------------------------------
                                                Mary Jane Wilson-Bilik